FIFTH AMENDMENT TO

FUND PARTICIPATION AGREEMENT

THIS AMENDMENT effective as of the 1st day of October, 2016.

WHEREAS, AXA Equitable Life Insurance Company, MONY Life Insurance Company of America (“Company”), Waddell & Reed, Inc. (“Distributor”), distributor for Ivy Funds Variable Insurance Portfolios, and Ivy Funds Variable Insurance Portfolios (the “Fund”) entered into said Fund Participation Agreement dated October 23, 2009, as amended, (the “Agreement”); and

WHREAS, effective October 1, 2016, Distributor was replaced by Ivy Distributors, Inc., an affiliate of Waddell & Reed, Inc., as the principal underwriter of the Fund;

WHEREAS, effective October 1, 2016, the Fund changed its name to Ivy Variable Insurance Portfolios;

WHEREAS, effective October 1, 2016, Waddell & Reed Investment Management Company was replaced by Ivy Investment Management Company, an affiliate of Waddell & Reed, Inc., as the investment manager of the Trust to provide investment advisory services to each series of the Trust;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties do hereby agree to the following amendments to the Agreement:

1.	Effective as of October 1, 2016, Waddell & Reed, Inc. is no longer a party to the Agreement and Ivy Distributors, Inc. replaces Waddell & Reed, Inc. as a party to the Agreement.

2.	Effective as of October 1, 2016, all references to Distributor in the Agreement hereby refer to Ivy Distributors, Inc.

3.	Effective as October 1, 2016, Ivy Funds Variable Insurance Portfolios are hereby renamed Ivy Variable Insurance Portfolios.

4.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Signature Page Follows:

IN WITNESS WHEREOF, the undersigned have executed the Amendment as of the date first above written.

WADDELL & REED, INC.		IVY DISTRIBUTORS, INC.

By:	Thomas W. Butch	By:	Thomas W. Butch
Title:	Chief Executive Officer	Title:	President

IVY VARIABLE INSURANCE PORTFOLIOS

By:	Philip J. Sanders
Title:	President

AXA EQUITABLE LIFE INSURANCE COMPANY		MONY LIFE INSURANCE COMPANY OF AMERICA

By:	Steven M. Joenk	By:	Steven M. Joenk
Title:	Managing Director	Title:	Senior Vice President